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                                                                   EXHIBIT 10.40

[DMD DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC. LOGO]

June 24, 1999

Jack Wagner and Kristina Wagner agree to appear in the two (2) following advertisements for Dental/Medical Diagnostic Systems, Inc. in exchange for fifteen thousand dollars ($15,000).

Big Screen Spectacular -- Our ad will be featured on the giant British Airways' video screen in Times Square for one week. The 18 x 24-ft. LED screen is located at 1 Times Square (42nd Street and Broadway). We will have a 10-second clip on the screen five times an hour, 18 hours a day for one full week between mid-September and mid-October or in summary, 90 times a day or 630 times a week.

Vogue Bus Co-Brand -- Dental/Medical Diagnostic Systems, Inc. will have ten buses in New York City for one month, which will display five advertising image panels placed on 20-foot, full color, super-king size bus posters.

Agreed to:

/s/ JACK WAGNER                         /s/ KRISTINA WAGNER
-----------------------------------     -----------------------------------
Jack Wagner                             Kristina Wagner

/s/ STEPHEN F. ROSS
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Stephen F. Ross
VP & Chief Financial Officer
Dental/Medical Diagnostic Systems, Inc.